access devices

  SHARE OPTION AGREEMENT

THIS SHARE OPTION AGREEMENT, dated as of July 1, 2005, by and between Access Devices, Inc., a Nevada corporation (the “Company) and the undersigned optionee (the “Optionee”).

1.
Grant of Options. The Company hereby grants to the Optionee in accordance with the attached Notice of Share Option Grant (the “Notice of Grant”) options (the “Options”) to purchase the total number of common shares, US$.001 par value per share (the “Common Shares), of the Company set forth in the Notice of Grant (the “Shares”) at the “Option Price Per Share” set forth in the Notice of Grant (the “Exercise Price”).

2.	Exercise of Options. The Options shall be exercisable during their term in accordance with the terms and conditions set forth below:

(a)	Right to Exercise.

i.
Vesting Schedule. Subject to Optionee’s continued service as a Director of the Company and the terms of this Agreement, Options to purchase the Shares shall become vested and fully exercisable as to 1/2 such Shares immediately at the date of this agreement, as to an additional 1/4 on the first anniversary of the date of this agreement and as to the remaining 1/4 of the Shares on the seecond anniversary of the date of this agreement.

ii.	The Options may not be exercised for a fraction of a Share.

iii.	In the event of termination of service as a Director of the Company, the exercisability of the Options shall be governed by Section 5 hereof.

iv.	In no event may any Option be exercised after the Term Expiration Date set forth in the Notice of Grant.

(b)	Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them:

“Committee” means the Compensation Committee of the Board of the Company or any other committee of the Board that may be designated with the responsibility of administering the Equity Incentive Plan (as defined herein).

“Equity Incentive Plan” means the Access Devices Inc. 2005 Equity Incentive Plan, as the same may be amended from time to time in accordance with its terms.

(c)
Treatment as ISOs. If designated as incentive stock options (“ISOs”), the Options are intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent any Option issued pursuant to this Agreement does not qualify as an ISO under the Code, such Option shall be considered a nonstatutory stock option (“NSO”) under the Code. To the extent the aggregate fair market value (determined as of the time the Options are granted) of Shares with respect to which Options are exercised for the first time by Optionee during any calendar year exceeds the maximum amount permitted by the Code for treatment as ISOs, such Options shall be treated as NSOs. This rule shall be applied based on the chronological order in which the Options were granted. Options that are treated as NSOs shall otherwise be subject to all the provisions of this Agreement to the extent applicable.

(d)
Procedure for Exercise. The Options shall be exercisable by written notice which shall state the election to exercise Options, the method of exercise, the number of Shares for which Options are being exercised, and such representations and agreements with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company c/o Access Devices Digital Ltd., 6th floor, 58 Uxbridge Road, London W5 2ST. The written notice shall be accompanied by payment of the Exercise Price. Options shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of Options unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation service upon which the Shares may then be listed or quoted.

3.	Method of Payment.

(a)	Payment of the Exercise Price for the number of Shares for which Options are being exercised shall be made:

i.	in cash or by certified check; or

ii.
subject to Section 3(b) hereof by tender to the Company of Common Shares then owned by the Optionee having a Fair Market Value (as defined in the Equity Incentive Plan), at least equal to the Exercise Price; or

iii.
by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell Common Shares and deliver all or a portion of the proceeds to the Company in payment for the Shares; or

iv.
by delivery of a promissory note, which note shall be a full recourse, interest-bearing obligation containing such terms as the Committee shall determine; provided, however, that in such a case Optionee agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the Shares purchased with the note, and any related terms or conditions that the Company may propose including a security agreement, an escrow agreement, or a voting trust agreement; or

v.	a combination of the foregoing.

(b)
Notwithstanding the foregoing, Options may not be exercised by tender to the Company of Common Shares to the extent the tender of such shares would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Common Shares or, if in the opinion of counsel to the Company such tender of stock might impair the ability of purchasers of shares from the Company from taking full advantage of the provisions of applicable law relating to capital gains treatment of shares issued by the Company. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company of Common Shares unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

4.
Restrictions on Exercise. Options may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable securities or other law or regulation. As a condition to the exercise of an Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.	Termination of Relationship.

(a)
In the event of (i) the termination by the Company of the services of Optionee as a Director for any reason (whether with or without cause or upon death or disability) or (ii) the termination by Optionee of his or her service agreement with the Company, Optionee may, to the extent Options are vested as of the date of termination as provided in this Agreement, exercise such Options during the “Termination Period” described in the Notice of Grant. Any Options which are not deemed to have vested in accordance with Section 2(a) hereof shall automatically expire and be terminated.

(b)	If Optionee does not exercise Options within the time specified herein as to any Shares, such Options shall terminate as to such Shares.

6.
Corporate Transactions. If there should be any change in the Shares subject to this Option, through merger, amalgamation, scheme of arrangement, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of the Company, the Committee shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of Shares, kind of shares and price per Share. Any adjustment made pursuant to this Section 6 as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of Common Shares or shares of stock of any successor company greater than the number of shares Optionee would receive if, before such change, Optionee had actually held a number of Common Shares equal to the number of shares subject to this option.

7.
Non—Transferability of Options. Options may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.
Term of Options. The Options may be exercised only on or prior to the “Term Expiration Date” set forth in the attached Notice of Grant, and may be exercised during such term only in accordance with the terms and conditions of this Agreement.

9.
Tax Consequences. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO OPTIONEE OF RECEIVING OPTIONS, EXERCISING OPTIONS AND DISPOSING OF SHARES BEFORE ACCEPTING THIS GRANT, EXERCISING THE OPTIONS OR DISPOSING OF THE SHARES.

10.
Receipt of Equity Incentive Plan. Optionee acknowledges that Optionee has received, read and understood the provisions of the Equity Incentive Plan pursuant to which this Agreement was issued, and agrees to be bound by its terms and conditions.

11.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee (or if no Committee is then in existence, to the Board of the Company), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee (or the Board) shall be final and binding on the Company and on Optionee.

12.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the mail by certified/registered mail, with postage and fees prepaid, addressed to the other party at its address as shown in the attached Notice of Grant, or to such other address as such party may designate in writing from time to time to the other party.

13.	Further Instruments. The parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14.
Entire Agreement: Severability. The Equity Incentive Plan and Notice of Grant are incorporated herein by reference. This Agreement, the Equity Incentive Plan and the Notice of Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

15.
Governing Law. The validity, construction and effect of this Agreement and the Equity Incentive Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the United States of America.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

OPTIONEE:	ACCESS DEVICES, INC.

By:

Signature

Name:

Print Name:	Title: